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Exhibit 10.8.3

AMENDMENT TO NON-COMPETITION AGREEMENT

        This AMENDMENT (this "Amendment") to that certain Non-Competition Agreement (the "Non-Competition Agreement"), dated May 31, 2000, among Medical Device Manufacturing, Inc., a Colorado corporation ("MDMI"), UTI Corporation, a Pennsylvania corporation ("UTI-PA") and Jeffrey M. Farina ("Farina") is dated as of December 1, 2003.

RECITALS

        Whereas, in connection with his employment by MDMI and UTI-PA, Farina entered into the Non-Competition Agreement which incorporated certain exceptions to his agreement not to compete with MDMI and UTI-PA permitting him to perform certain services for eVasc, L.P., which exceptions the parties, by course of business, have extended to include the performance of certain services (the "Permitted Services") for Medical Device Investment Holdings Corporation, a Delaware corporation ("MDIH");

        Whereas, MDIH and UTI-PA have entered into that certain Consent and Release Agreement (the "Consent Agreement"), dated of even date herewith, whereby UTI-PA has consented to the assignment of certain intellectual property rights licensed by UTI-PA to MDIH from MDIH to Abbott Vascular Devices Ireland Limited ("Abbott") and has agreed to a release of certain rights of UTI-PA against Farina;

        Whereas, a material inducement and a condition precedent to UTI-PA's willingness to enter into the Consent Agreement was Farina's agreement to terminate his right to perform the Permitted Services for so long as the restrictions of the Non-Competition Agreement continue to apply; and

        Whereas, Farina will personally benefit in a material way from UTI-PA's execution and delivery of the Consent Agreement and UTI-PA's consent to the assignment of the aforementioned intellectual property rights from MDIH to Abbot, which consent UTI-PA had the right to withhold and constitutes material consideration to Farina.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and in the Consent Agreement, including without limitation the release by UTI-PA of certain rights against Farina, the receipt and sufficiency of which is hereby acknowledged, the signatories hereto hereby agree as follows:

          1.     The Non-Competition Agreement is amended by deleting the following sentence in its entirety from Section 1(a):

    "Notwithstanding the foregoing, Farina may provide services to eVasc, L.P. ("eVasc") without violating the terms of this Agreement, provided that such services are performed in accordance with the provisions of Section 3 of that certain License and Technical Assistance Agreement between UTI and eVasc, as amended from time to time, ("License Agreement") and are charged for and billed by UTI in accordance with Section 4 of the License Agreement."

          2.     The Non-Competition Agreement is amended by inserting the following at the end of Section 1(d):

    "Ownership by Farina, solely as a passive investment, of any equity interest in MDIH shall not constitute a breach of this Section 1. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit Farina from providing (x) any reasonable assistance required by MDIH to defend that certain case captioned Donald Ricci, George Shukov evYsio Medical Devices ULC and Nexsten Holdings Ltd. v. Medical Device Investment Holdings Corp., Drew

    Farina and Bruce Mainwaring, pending in the Supreme Court of British Columbia, (Case No. 5034147)" or (y) identifying, soliciting or negotiating with third parties for the acquisition by such third parties of the rights under that certain License and Technical Assistance Agreement dated June 1, 2000 between UTI-PA and MDIH, whether by sublicense, assignment or otherwise.

          3.     Issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Pennsylvania, without giving effect to any choice of law or conflict of law rules thereof.

          4.     Except as modified by this Amendment, the Non-Competition Agreement shall remain in full force and effect. In the event of any conflict between this Amendment and the Non-Competition Agreement, this Amendment shall control.

          5.     This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment. This Amendment may be delivered by facsimile, and facsimile signatures will be treated as original signatures for all applicable purposes.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

UTI CORPORATION, a Maryland Corporation
By:	/s/ STEWART A. FISHER
Name:	Stewart A. Fisher
Title:	CFO
UTI CORPORATION, a Pennsylvania Corporation
By:	/s/ STEWART A. FISHER
Name:	Stewart A. Fisher
Title:	CFO
MEDICAL DEVICE MANUFACTURING, INC.
By:	/s/ STEWART A. FISHER
Name:	Stewart A. Fisher
Title:	CFO
/s/ JEFFREY M. FARINA Jeffrey M. Farina

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  Exhibit 10.8.3
AMENDMENT TO NON-COMPETITION AGREEMENT